Exhibit 99.2

Second Quarter 2025 NASDAQ: FRST

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward - looking statements” within the meaning of, and subject to the protections of, Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements other than statements of historical fact are forward - looking statements . Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general . These forward - looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment ; our outlook and long - term goals for future growth and new offerings and services ; our expectations regarding net interest margin ; expectations on our growth strategy, expense management, capital management and future profitability ; expectations on credit quality and performance ; and the assumptions underlying our expectations . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward - looking statements . Forward - looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties . Actual results may differ materially from those contemplated by such forward - looking statements . Factors that might cause such differences include, but are not limited to : instability in global economic conditions and geopolitical matters ; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas ; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions ; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U . S . exports, disruptions to supply chains, and decreased demand for other banking products and services) ; the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V 1 BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company ; the risks associated with the Life Premium Finance sale, including failure to achieve the expected impact to our operating results ; competitive pressures among financial institutions increasing significantly ; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices ; changes in management’s plans for the future ; credit risk associated with our lending activities ; changes in accounting principles, policies, or guidelines ; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions ; potential impacts of adverse developments in the banking industry highlighted by high - profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto ; potential increases in the provision for credit losses ; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties ; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate ; acts of God or of war or other conflicts, including the current Ukraine/Russia conflict and Israel/Hamas conflict, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions ; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services . Forward - looking statements speak only as of the date on which such statements are made. These forward - looking statements are bas ed upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without l imi tation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10 - K for the year ended December 31, 2024, under the cap tions “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K. The Company undertakes no o bligation to update any forward - looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers a re cautioned not to place undue reliance on these forward - looking statements. 2

Statements included in this press release include non - GAAP financial measures and should be read along with the accompanying tables . Primis uses non - GAAP financial measures to analyze its performance . The measures entitled net income adjusted for nonrecurring income and expenses ; pre - tax pre - provision operating earnings ; operating return on average assets ; pre - tax pre - provision operating return on average assets ; operating return on average equity ; operating return on average tangible equity ; operating efficiency ratio ; operating earnings per share – basic ; operating earnings per share – diluted ; tangible book value per share ; tangible common equity ; tangible common equity to tangible assets ; and core net interest margin are not measures recognized under GAAP and therefore are considered non - GAAP financial measures . We use the term “operating” to describe a financial measure that excludes income or expense considered to be non - recurring in nature . Items identified as non - operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward - looking trends in our business . A reconciliation of these non - GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non - GAAP Items table . Management believes that these non - GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers . Non - GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis . Non - GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names . Non - GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a su bstitute for analysis of the results or financial condition as reported under GAAP. 3

4 Pricing as of July 22, 2025. Financial data as of or for the three months ended June 30, 2025. (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. (2) Mean analyst estimates per Bloomberg. (3) Includes swept deposits Valuation Market Capitalization ($MM): Price / Book Value per Share Price / Tangible Book Value (1) : Price / 2025 Estimated EPS (2) : Price / 2026 Estimated EPS (2) : Corp. Headquarters: Bank Headquarters: Branches: Ticker (NASDAQ): Company Overview Key Metrics Total Assets: Total Loans HFI: Total Deposits (3) : TCE / TA: Total Capital: ROAA: ROTCE: Core Net Interest Margin: Cost of Core Bank Deposits: $294 0.78x 1.04x 8.60x 7.40x $3.87B $3.13B $3.38B 7.49% 12.43% 0.26% 3.41% 3.12% 1.79% McLean, VA Glen Allen, VA 24 FRST

Why Should You Own FRST?

Our Value Proposition

- **Attractive Entry Point**
  Attractive entry point for a bank uniquely positioned in our region at 104% of TBV[2]
- **Organic Growth Story**
  Steady growth focused on prime quality assets with higher margins and low incremental efficiency ratios
- **Real Operating Leverage**
  High Incremental Margins are straight to bottom line as the Company continues to find expense savings
- **No Unprofitable Pressures on our Company:**
  - Zero pressure to chase every pricey deposit or be concerned with competition's rates…no risk to our core deposit value
  - Zero pressure to chase investor CRE in our region or negotiate thinner margins for loan growth's sake
  - Zero pressure to build staffing levels or invest in new systems
- **Attractive Franchise and Story**
  - Rare franchise in our region with limited CRE focus and 100% core funded. Scalable strategies for larger upstream acquirers
  - Balanced strategy with national loan and deposit initiatives that bring virtually no credit risk or interest rate risk

Significant Upside Just to Peer Group Average[1]


0.54
0.92
1.04
1.04
1.05
1.07
1.23
1.32
1.45
1.53
1.78
3.08
BCBP
MNSB
CCNE
MVBF
FRST
SFST
CARE
MPB
FRBA
CFFI
BWFG
JMSB
SHBI
HTB
CBAN
PFIS
SMBK
ORRF
ACNB
CCBG
MCBS
FCBC
CHCO

Peer Group Average of 1.33x TBV implies 28% upside

(1) Peers based on FRST proxy compensation peer group
(2) Using 6/30/25 Tangible Book Value with pricing at 7/22/25. See reconciliation of Non-GAAP financial measures beginning on slide 19.

PRIMIS
5

6 (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. Q2 2025 $11,286 Reported PTPP Earnings (7,450) PFH Gain 232 Nonrecurring $4,068 Operating PTPP Earnings 2,037 Consumer Program Reversal 289 Core Deposit Intangibles 1,700 Normalized Expense $8,094 Adjusted Operating PTPP Additional Earnings Strategies already in place 1,200 Mortgage Pick Up 1,200 Technology related 1,900 Growth in Earning Assets 675 Loan & Deposit Repricing (2H25) • Operating earnings going forward will benefit from lower Consumer Program reversals, no core deposit intangible amortization and lower period expenses • Run - rate pre - tax pre - provision earnings don’t include upside that is expected from: • Mortgage – Expected revenue from conversion of existing construction loans • Technology – Newly negotiated terms start August 1, 2025. • Growth – Achieving $3.75 billion of earning assets at current margin levels • Repricing - activity in the loan portfolio Expectation of Future Operating Earnings (1)

7 Q2’25 Q1’25 Q4’24 Q3’24 Q2’24 243,758 162,034 178,162 174,870 262,544 New and Renewed Loans 7.57% 7.46% 7.61% 7.21% 7.25% New and Renewed Loan Yields 84,463 75,904 76,904 105,864 168,505 Core Bank Deposit Production $'s 2.40% 2.39% 2.04% 3.04% 4.20% Core Bank Deposit Production Costs 35,533 22,347 13,365 37,769 20,608 Digital Deposit Production $'s 4.06% 4.19% 4.93% 5.06% 5.03% Digital Deposit Production Costs 119,996 98,251 90,269 143,633 189,113 Total Deposit Production $'s 2.89% 2.80% 2.47% 3.57% 4.29% Total Deposit Production Costs 4.68% 4.66% 5.14% 3.64% 2.96% Net Spread Spreads on All Activity are Over 4.50% for 3 Quarters How Profitable Is Our Loan and Deposit Pricing? • Spread negatively impacted in 2024 by LPF production that was consistently around 2.25% - 2.50% • Spread positively impacted in 2025 by > 10% annualized growth rate in NIB deposits as well as much higher yields on Warehouse vs. LPF. 2.96% 3.64% 5.14% 4.66% 4.68% Q2'24 Q3'24 Q4'24 Q1'25 Q2'25

Q2 excludes effects of commercial real estate property downgraded to substandard in the quarter.
Q2 excludes effects of commercial real estate property downgraded to substandard in the quarter.
Q2 excludes effects of commercial real estate property downgraded to substandard in the quarter.

Core Bank – Steady & Profitable

Core Bank Balance Sheet & Earnings

	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	QoQ change
Loans	$2,224.8	$2,216.0	$2,186.7	$2,148.3	**$2,118.4**	(4.8%)
Earning Assets	$2,569.6	$2,543.2	$2,537.4	$2,471.6	**$2,439.5**	(5.1%)
Total Assets	$2,800.3	$2,769.2	$2,755.9	$2,678.9	**$2,651.4**	(5.3%)
NIB	$457.0	$433.7	$432.4	$441.4	**$440.0**	(3.7%)
IB Deposits	$1,801.5	$1,786.4	$1,772.8	$1,761.1	**$1,729.7**	(4.0%)
Total Deposits	$2,258.5	$2,220.0	$2,205.3	$2,202.5	**$2,169.7**	(3.9%)
Net Interest Income	$23.2	$22.0	$20.2	$21.8	**$23.1**	(0.6%)
Provision	$0.3	($1.4)	$2.3	$5.5	**($0.6)**	(264.1%)
Non-Interest Income	$2.1	$2.5	$2.0	$1.8	**$2.0**	(6.3%)
Non-Interest Expense	$13.9	$14.1	$14.5	$15.7	**$14.1**	1.8%
Pretax Earnings	$11.2	$11.8	$5.4	$2.4	**$11.6**	3.4%
After Tax Earnings	$8.8	$9.3	$4.3	$1.9	**$9.1**	3.4%
ROA	1.28%	1.33%	0.61%	0.33%	**1.38%**	8.0%
Net Interest Margin	3.65%	3.44%	3.17%	3.64%	**3.79%**	3.7%
Efficiency	54.64%	57.77%	65.19%	66.45%	**56.21%**	2.9%
Overhead Ratio	1.68%	1.69%	1.81%	2.07%	**1.83%**	9.0%
NIB/Total Deposits	20.23%	19.53%	19.61%	20.04%	**20.28%**	0.2%
Loans / Deposits	98.51%	99.82%	99.16%	97.54%	**97.64%**	(0.9%)

Core Bank Developments

- Core Bank is 100% core funded with customers that walk in our branches or use our technology
- V1BE (proprietary branch delivery app) manages approximately 15% of our commercial checking accounts
- Launching V1BE service nationally in Q3 (starting in Houston, TX) behind individual customers or centers-of-influence with more than $5 million in Commercial NIB.
- Extremely limited efforts on Investor CRE (only 22% of current pipeline)
- Lending focused on Residential Builders, C&I and OO CRE

Core Bank results based on management reporting excluding business lines and with estimated corporate allocations.
Q2'25 excludes effects of commercial real estate property downgraded to substandard in the quarter.

PRIMIS
8

9 • June operating ratios on $156 million in average O/S: • AT ROAA: 2.44% • Yields: 7.53% • Margin: 4.18% (with FTP funding): • Efficiency: 24.7% • O/H Ratio: 1.02% • Ending Q2 balance of $184 million with line usage improving each month • Plan to augment growth with larger top - tier lines and MSR relationships through 2025 and 2026 • Low cost/NIB balances are generally 10% - 15% of total outstanding balances (11% at June 30) $53 $67 $147 $191 $317 $409 $614 $816 $1,108 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 $250mm O/S $350mm O/S $500mm O/S Monthly Pretax Contribution from Warehouse (000's) Highly Scalable Business – Accretive to all Operating Ratios Impressive Operating Results – Early Stage • Adequate approved lines now to achieve $250mm in average outstandings • Growth to $350mm and $500mm are 2026 and 2027 levels • Both assume tighter margins but slightly improved opex ratios achieved with scale

Primis Mortgage

Growth Despite Rate Environment


Quarterly Lock Volume (in Millions)
$323.5
$212.1
$205.7
$183.8
$129.8
$85.9
Q4'22
Q2'23
Q4'23
Q2'24
Q4'24
Q2'25

Quarterly Developments in Mortgage

- Pickup in Q2'25 results from:
  - Recruitment of #4 Nationwide VA lender in 1Q
  - Recruitment of #1 originator team in Nashville, Tn in 1Q
  - Top 7 originators up 55% over 2Q 24.
- Demonstrated growth in difficult mortgage environment with disciplined recruiting
- Recent hires have added >$500 million to annualized run-rate production
  - Applications last week of June up 100% versus year ago period
- Anticipate exiting 2025 with $2 billion of run-rate production

PRIMIS
10

11 $376 $392 $434 $474 $505 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Total Loans ($MM) • Customer deposits outstanding at Q2’25 of $107 million up 58% since Q2’24 • Banking over 7,000 Doctors compared to 5,000 in Q2’24 • #1 Ranked "Bank for Doctors" on Google

Balance Sheet – Earning Assets

Rebuilding Earning Assets with Quality and Yield


$3.59
$3.55
$3.60
$3.63
$3.72
$3.77
$3.44
$3.43
$3.61
$3.69
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Proj Q3'25

- Rebuilding earning assets back slowly with growth equally from the core bank, mortgage warehouse and Panacea
- Expect growth to moderate by year end and manage earning assets in the $3.75 billion to $3.85 billion for the coming quarters
- Management expects this EA growth to carry the margin to 3.20% range. Then continued shifts in deposit mix and costs to be the Company's focus.
- Rebuilding average earning assets to Q3'24 levels adds 15 basis points to ROA and $0.25 to annualized EPS

PRIMIS
12

13 Core Bank Deposit Composition – Q2’25 NIB Growing Faster than Most of the Industry • Our Bank is 100% core funded (zero brokered and limited municipal deposits) • Approximately 15% our commercial checking balances have our proprietary branching app • Even with vastly scalable lending strategies, we can grow deposits faster with zero pressure on the core bank’s relationship pricing or profitability • Core Bank benefitting from V1BE convenience for customer in our region and nationally beginning in the third quarter 2025 • Warehouse funding 10% - 15% of outstandings with NIB • Panacea broadly introducing NIB and low - cost strategies to build balances $436.8 $435.2 $450.1 $454.0 $475.4 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 NIB Deposits (millions) CDs 13% MMDA 31% NIB 19% NOW 24% Savings 13%

14 (1) See reconciliation of Non - GAAP financial measures beginning on slide 19 • Zero pressure across the Company to: • Compete on rate on any loan offerings in any division • Up - price any deposit relationship to preserve funding levels • All lending and funding activities are accretive to our current margin • Loan and deposit scheduled maturities/repricing should add 10bps to 12bps to margin by EOY 25. • 2026 Loan maturities (at current pricing) should add approximately 35 bps to margin by year end. • Bank’s focus is squarely on deposit mix and continued momentum in checking through V1BE advantage Our Margin Advantages 3.12% 3.13% 2.91% 2.80% 2.85% Q2'25 Q1'25 Q4'24 Q3'24 Q2'24 Net Interest Margin

15 • Control of Opex burden drives significant operating leverage as we rebuild EA levels. • The Bank has methodically consolidated positions and systems for almost 8 quarters • Negotiated better contact terms with core provider and other vendors. Expect $0.92 million of savings in 3Q and $1.3 million in Q4 over Q2’25 levels Virtually No Growth in Core Opex Burden Core Opex Burden – 5 Quarters Q2'25 Q1'25 Q4'24 Q3'24 Q2'24 ($ in thousands) $31,927 $32,516 $37,841 $30,603 $29,662 Reported Noninterest Expense - ($4,754) ($3,641) ($2,576) ($2,347) PFH Consolidated Expenses $31,927 $27,762 $34,200 $28,027 $27,315 Noninterest Expense Excl . PFH ($232) ($1,144) ($3,686) ($1,000) ($1,329) Nonrecurring ($8,514) ($5,569) ($6,354) ($6,436) ($6,084) Primis Mortgage Expenses ($518) ($622) ($681) ($699) ($312) Consumer Program Servicing Fee ($18) ($13) $6 ($96) $546 Reserve for Unfunded Commitment ($9,282) ($7,348) ($10,715) ($8,231) ($7,179) Total Adjustments $22,645 $20,414 $23,485 $19,796 $20,136 Core Operating Expense Burden $20.1 $22.6 $20.4 $23.5 $19.8 $20.1 Proj Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 Q2'24 Core Opex Burden (in Millions)

Core NCOs / Average Loans (2) Remaining Office Exposure (1) (1) Excludes office real estate balances downgraded in Q2’25. (2) See reconciliation of Non - GAAP financial measures beginning on slide 19. CRE - OO 15% CRE - NOO 19% C&D 4% Residential 23% C&I 26% Consumer 11% Other 2% (0.07%) 0.11% 0.05% 0.06% 0.15% Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 LTV Balance Count Non Owner - Occupied Office 66% $7,093,718 6 R/E Comm Medical Office 59% $38,407,541 25 R/E Comm Office Bldg 37% $18,058,582 12 R/E Comm Warehouse 54% $63,559,841 43 Total • Office exposure excluding medical and warehouse is low in the aggregate at $38 million with LTV of 59% • Average office loan size is relatively low at $1.5 million 16

17 • Promotional loans with full deferral have driven volatility • Higher defaults when exiting the promotional window have weighed on credit costs • Required GAAP interest recognition at promo expiration followed by large reversals at default in subsequent periods exacerbated revenue noise • Only $321 thousand of interest income recognized in Q2’25 from promo expirations versus an average of $3 million each of the prior three quarters • Expected interest income recognition of $1.7 to $1.9 million in Q3’25 • We have built out our own collections and servicing team to aggressively drive down delinquencies and reduce charge - offs • Next phase will pursue additional recoveries on previous charge - offs (1) Total loans excludes discount balance each period. Q2'25 Q1'25 Q4'24 Q3'24 Q2'24 $123,892 $148,265 $172,634 $175,204 $194,217 Total Loans (1) $9,662 $17,530 $39,129 $55,641 $77,179 Full Deferral Promo Loans $4,109 $8,150 $12,995 $6,935 $4,661 Loans DQ2+ $13,285 $23,769 $36,397 $19,533 $22,250 ACL+Discount 323% 292% 280% 282% 477% ACL + Disc. / DQ2+ $2,077 $5,676 $5,831 $5,152 $2,260 Gross Interest Recognized ($2,037) ($2,832) ($2,512) - - Interest Reversed $40 $2,844 $3,319 $5,152 $2,260 Net Interest Recognized

18 (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. Increasing levels of TBV • Management is slowly building earning asset levels back with substantial operating leverage to achieve ROA goals • Will have slower growth rates in 2026 and beyond but drive profitability from improved deposit mix and operating expense levels. • Target TCE / TA and consolidated CET1 of 8.50% and 10.0%, respectively. • Very modest repurchases of FRST stock during the quarter amounted to approximately 80 thousand shares at $10.00 per share. TBV and Capital Levels $11.48 $11.40 $10.42 $11.59 $11.38 Q2'25 Q1'25 Q4'24 Q3'24 Q2'24

Reconciliation of Non-GAAP Items

Reconciliation of Non-GAAP items:	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Net income (loss) attributable to Primis' common shareholders	$3,436	$1,228	($23,335)	$22,636	$2,437
Non-GAAP adjustments to Net Income:					
Branch Consolidation / Other restructuring	$0	$0	$0	$144	$0
Professional fee expense related to accounting matters and LPF sale	$1,453	$1,352	$1,782	$893	$232
Gains on Panacea Financial Holdings investment	$0	$0	$0	($24,578)	($7,450)
Gains on sale of closed bank branch buildings	($124)	($352)	$0	$107	$0
Gain on sale of Life Premium Finance portfolio, net of broker fees	$0	$0	($4,723)	$0	$0
Consumer program fraud losses	$0	$0	$1,904	$0	$0
Income tax effect	($287)	($216)	$224	$4,370	$1,559
Net income (loss) attributable to Primis' common shareholders adjusted for nonrecurring income and expenses	**$4,478**	**$2,012**	**($24,148)**	**$3,572**	**($3,222)**
Net income (loss) attributable to Primis' common shareholders	$3,436	$1,228	($23,335)	$22,636	$2,437
Income tax expense (benefit)	$1,265	($304)	($5,917)	$5,553	$528
Provision for credit losses (incl. unfunded commitment expense)	$2,573	$7,607	$33,477	$1,609	$8,321
Pre-tax pre-provision earnings	$7,274	$8,531	$4,225	$29,798	$11,286
Effect of adjustment for nonrecurring income and expenses	$1,329	$1,000	($1,037)	($23,434)	($7,218)
Pre-tax pre-provision operating earnings	$8,603	$9,531	$3,188	$6,364	$4,068
Return on average assets	0.35%	0.12%	(2.43%)	2.52%	0.26%
Effect of adjustment for nonrecurring income and expenses	0.11%	0.08%	(0.08%)	(2.12%)	(0.60%)
Operating return on average assets	0.46%	0.20%	(2.51%)	0.40%	(0.34%)
Return on average assets	0.35%	0.12%	(2.43%)	2.52%	0.26%
Effect of tax expense	0.13%	(0.03%)	(0.62%)	0.62%	0.06%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.27%	0.77%	3.49%	0.18%	0.89%
Pre-tax pre-provision return on average assets	0.75%	0.86%	0.44%	3.32%	1.19%
Effect of adjustment for nonrecurring income and expenses and expenses	0.10%	0.10%	(0.11%)	(2.61%)	(0.76%)
Pre-tax pre-provision operating return on average assets	0.85%	0.96%	0.33%	0.71%	0.43%
Return on average common equity	3.69%	1.31%	(24.28%)	26.66%	2.57%
Effect of adjustment for nonrecurring income and expenses	1.12%	0.84%	(0.85%)	(22.45%)	(5.97%)
Operating return on average common equity	4.81%	2.15%	(25.13%)	4.21%	(3.40%)
Effect of goodwill and other intangible assets	1.61%	0.71%	(8.20%)	1.57%	(1.11%)
Operating return on average tangible common equity	6.42%	2.86%	(33.33%)	5.78%	(4.51%)

PRIMIS
19

Reconciliation of Non-GAAP Items (Continued)

Reconciliation of Non-GAAP items:	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Efficiency ratio	83.42%	82.98%	96.36%	55.39%	73.92%
Effect of adjustment for nonrecurring income and expenses	(3.79%)	(2.87%)	2.54%	36.58%	14.75%
Operating efficiency ratio	79.63%	80.11%	98.90%	91.97%	88.67%
Earnings per common share - Basic	$0.14	$0.05	($0.94)	$0.92	$0.10
Effect of adjustment for nonrecurring income and expenses	$0.04	$0.03	($0.04)	($0.78)	($0.23)
Operating earnings per common share - Basic	$0.18	$0.08	($0.98)	$0.14	($0.13)
Earnings per common share - Diluted	$0.14	$0.05	($0.94)	$0.92	$0.10
Effect of adjustment for nonrecurring income and expenses	$0.04	$0.03	($0.04)	($0.78)	($0.23)
Operating earnings per common share - Diluted	$0.18	$0.08	($0.98)	$0.14	($0.13)
Book value per common share	$15.22	$15.41	$14.23	$15.19	$15.27
Effect of goodwill and other intangible assets	($3.84)	($3.82)	($3.81)	($3.79)	($3.80)
Tangible book value per common share	$11.38	$11.59	$10.42	$11.40	$11.48
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.60%	0.93%	3.83%	1.47%	0.80%
Impact of third-party consumer portfolio	(0.67%)	(0.82%)	(3.78%)	(1.41%)	(0.65%)
Core net charge-offs (recoveries) as a percent of average loans (annualized)	(0.07%)	0.11%	0.05%	0.06%	0.15%
Total Primis common stockholders' equity	$376,047	$381,022	$351,756	$375,563	$376,415
Less goodwill and other intangible assets	($94,768)	($94,444)	($94,124)	($93,804)	($93,508)
Tangible common equity	$281,279	$286,578	$257,632	$281,759	$282,907
Common equity to assets	9.48%	9.47%	9.53%	10.16%	9.72%
Effect of goodwill and other intangible assets	(2.21%)	(2.18%)	(2.37%)	(2.34%)	(2.23%)
Tangible common equity to tangible assets	7.27%	7.29%	7.16%	7.82%	7.49%
Net interest margin	2.72%	2.97%	2.90%	3.15%	2.86%
Effect of adjustment for Consumer Portfolio	0.13%	(0.17%)	0.01%	(0.02%)	0.26%
Core net interest margin	2.85%	2.80%	2.91%	3.13%	3.12%

PRIMIS
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